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                                                              EXHIBIT NO. 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2001


                                    DOMESTIC


1.    ACD Auto Sales, Inc.* (Indiana)
2.    Auburn Cordage, Inc.* (Indiana)
3.    Billpoint, Inc.**** (Delaware)
4.    Blackthorne Software, Inc. (Delaware)
5.    Butterfields Auctioneers Corporation*** (Delaware)
6.    Butterfield's Credit Corporation, Inc. (California)
7.    Classic Advertising & Promotions, Inc.* (Indiana)
8.    Dan Kruse Classic Car Productions, Inc. (Texas)
9.    eBay International Inc. (Delaware)
10.   eBay Real Estate Inc. (Delaware)
11.   eBay Real Estate No. 1, Inc. (Delaware)
12.   eBay Real Estate No. 2, Inc. (Delaware)
13.   Half.com, Inc. (Pennsylvania)
14.   HBJ Partners, LLC (California)
15.   HomesDirect.com, Inc. (Delaware)
16.   Jump Incorporated** (Ohio)
17.   Kruse, Inc.* (Indiana)
18.   Kruse of Montana, Inc.* (Montana)
19.   111 Potrero Partners, LLC (California)
20.   2959 Victoria Street Partners (California)
21.   17600 Santa Fe Avenue Partners (California)
22.   6700 Cherry Avenue Partners (California)
23.   Tower Technologies, Inc.***** (California)

*d/b/a Kruse International
**d/b/a Up4Sale
***d/b/a Butterfields
****65% owned by eBay
*****d/b/a Tower Communications



                                  INTERNATIONAL


1.    Bam Ba A.B. (Sweden)
2.    eBay (UK) Ltd. (United Kingdom)
3.    eBay Australia and New Zealand Pty Ltd.*(New South Wales)
4.    eBay Australia Pty Ltd. (Australia)
5.    eBay Canada Ltd. (New Brunswick)(Canada)
6.    eBay France SA (France)
7.    eBay Global Holdings B.V. (The Netherlands)
8.    eBay GmbH (Germany)
9.    eBay International AG (Swiss) (Switzerland)
10.   eBay Italia s.r.l. (Italy)
11.   eBay Japan Inc.**  (Japan)
12.   eBay KTA (UK) Ltd. (United Kingdom)
13.   eBay Netherlands B.V. (The Netherlands)
14.   eBay Promotions (UK) Ltd. (United Kingdom)
15.   eBay Spain International, S.I. (Spain)
16.   Hortensia B.V. (The Netherlands)
17.   iBazar Belgium (Belgium)

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18.   iBazar Espana S.I. (Spain)
19.   iBazar Pro NL BV (The Netherlands)
20.   iBazar Pro SARL (France)
21.   iBazar Sverige A.B. (Sweden)
22.   iBazar UK Limited (United Kingdom)
23.   Inter Bazar (Portugal)
24.   Internet Auction Co.*** (Korea)
25.   Opendeal (Belgium)
26.   Prime Energy Company Ltd. (Hong Kong)
27.   Total Sites (Portugal)
28.   VAC SARL (France)

*50% owned by eBay
**70% owned by eBay
*** 50.00008% owned by eBay